EXHIBIT 99.1


DELTA PETROLEUM CORPORATION
Roger A. Parker, President and CEO
Aleron H. Larson, Jr., Chairman
Kevin K. Nanke, CFO
475 17th Street, Suite 1400
Denver, Colorado 80202

For Immediate Release


                     DELTA PETROLEUM CORPORATION ANNOUNCES
       300% INCREASE IN FY2004 NET INCOME ON REVENUE OF $36.4 MILLION

                   EBITDAX INCREASES 128% TO $21.6 MILLION

     DENVER, Colorado (September 13, 2004) -- Delta Petroleum Corporation (NASDAQ: DPTR); (FRANKFURT STOCK EXCHANGE: DPE), an independent energy exploration and development company, today reported its operating results for the quarter and fiscal year ended June 30, 2004.

     For the fiscal year ended June 30, 2004, total revenue from continuing operations increased 76% to $36.4 million, compared with $20.7 million in the previous fiscal year. Net income rose 302% to $5 million, or $0.17 per diluted share, versus net income of $1.3 million, or $0.05 per diluted share, in FY2003. EBITDAX (see reconciliation table at the end of this release) increased 128% to $21.6 million in FY2004, compared with $9.5 million in the previous fiscal year.

     The increases in revenue and net income were primarily due to a 40% increase in production and somewhat higher oil and natural gas prices. Production from continuing operations in FY2004 reached 7.23 Bcfe (billion cubic feet equivalent). This compared with total production from continuing operations of 5.16 Bcfe for the fiscal year ended June 30, 2003. Production increases reflect acquisitions and drilling development activities but do not include any significant contribution from properties that were acquired in the Alpine Resources transaction which closed on June 29, 2004.

     The average price realized for oil in FY2004 approximated $33.09 per barrel (Bbl) onshore and $22.11 per Bbl offshore, compared with $28.82 per Bbl onshore and $20.21 per Bbl offshore in the previous fiscal year. The average price realized for natural gas approximated $5.27 per thousand cubic feet
(Mcf) in FY2004, versus $4.71 per Mcf in FY2003. The Company recognized a modest loss on hedging activities that averaged $0.14 per Mcf equivalent in FY2004.

     "We are very pleased to report record results in virtually every category
of our operations   revenue, income from continuing operations, net income and
EBITDAX -- for the fiscal year ended June 30, 2004," commented Roger A. Parker, President and Chief Executive Officer of Delta Petroleum Corporation. "These results did not include any significant production and revenue contributions from the Alpine Resources acquisition that occurred a few days prior to the end of our fiscal year. This acquisition should have a very meaningful impact upon our Fiscal 2005 operating results."

     "Whereas the 83% increase in our proved reserves during Fiscal 2004 was primarily due to acquisitions, a significant increase in drilling activities since the end of the fiscal year should contribute substantially to production and reserve increases in the current fiscal year," continued Parker. "Our most active drilling programs are located in Washington County, Colorado, Fremont County, Wyoming; and will begin soon on a number of the properties acquired from Alpine Resources in Texas."

     For the three months ended June 30, 2004, total revenue from continuing operations increased 132% to $11.6 million, versus $5 million in the fourth quarter of the previous fiscal year. Net income rose to $586,000, versus a net loss of $595,000 in FY2003.

                Total Reserves as of June 30, 2004 and Drilling
                     Activity Subsequent to June 30, 2004

     In its Form 10-K filing with the Securities and Exchange Commission, Delta will report total proved reserves of 168 Bcfe as of June 30, 2004, which represented an 83% increase when compared with 92 Bcfe as of June 30, 2003. The increase was primarily due to acquisitions completed during the most recent fiscal year. Drilling activity did not substantially impact proved reserves, because most of the capital expenditures related to drilling did not occur until late in the fiscal year.

     A significant increase in drilling activity since the end of FY2004 has begun to produce results. To date, the Company has drilled or recompleted 12 Niobrara formation wells and 3 "D" sand gas wells in Washington County, Colorado, and management estimates that the new wells have added 6 Bcfe in proved reserves since June 30, 2004. The Company is currently drilling approximately 12 wells per month on these properties. We have also drilled two successful wells on our Willow Creek Unit in the Piceance Basin in Western Colorado and recently began drilling a 15,500' test well on our Howard Ranch properties in the Wind River Basin in Wyoming. In addition, drilling development is continuing in our Deerlick Creek Field in the Black Warrior Basin in Alabama.

     Delta Petroleum Corporation is an oil and gas exploration and development Company based in Denver, Colorado. The Company has producing properties in 15 states and interests in one producing federal unit and four undeveloped units located in federal waters offshore California near Santa Barbara. Its common stock is traded on NASDAQ under the symbol "DPTR" and on the Frankfurt Stock Exchange under the symbol "DPE."

     Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns effecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. Please refer to the Company's Securities and Exchange Commission filings for additional information.

                For further information contact the Company at
               (303) 293-9133 or via email at info@deltapetro.com

                                       OR

           RJ Falkner & Company, Inc., Investor Relations Counsel at
               (800) 377-9893 or via email at info@rjfalkner.com


SOURCE:    Delta Petroleum Corporation







DELTA PETROLEUM CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                      June 30,    June 30,
                                                       2004         2003
                                                     ---------   ---------
                                                         (In thousands)
                             ASSETS
Current Assets:
 Cash and cash equivalents                           $   2,078   $   2,271
 Marketable securities available for sale                  912         662
 Trade accounts receivable, net of allowance for
  doubtful accounts                                      9,092       4,410
 Prepaid assets                                          1,136         764
 Inventory of oil field equipment                        1,350        -
 Other current assets                                      385         560
                                                     ---------   ---------
     Total current assets                               14,953       8,667

Property and Equipment:
 Oil and gas properties, successful efforts
  method of accounting):                               272,892      90,151
 Drilling and trucking equipment                         3,965        -
 Other                                                   1,147         336
                                                     ---------   ---------
     Total property and equipment                      278,004      90,487
 Less accumulated depreciation and depletion           (21,665)    (12,669)
                                                     ---------   ---------
     Net property and equipment                        256,339      77,818
                                                     ---------   ---------
Long term assets:
 Investment in LNG project                               1,022        -
 Deferred financing costs                                  131         117
 Partnership net assets                                    259         245
                                                     ---------   ---------
     Total long term assets                              1,412         362

                                                     $ 272,704   $  86,847
                                                     =========   =========
            LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Current portion of long-term debt                   $     109   $  10,039
 Accounts payable                                       12,326       3,604
 Other accrued liabilities                               1,855       1,087
 Derivative instruments                                   -            468
 Current foreign tax payable                              -            703
                                                     ---------   ---------
     Total current liabilities                          14,290      15,901

Long-term Liabilities:
 Bank debt, net                                         69,375      22,175
 Asset retirement obligation                             2,542         868
 Other debt, net                                           255        -
                                                     ---------   ---------
     Total long-term liabilities                        72,172      23,043

Minority Interest                                          245        -

Stockholders' Equity:

 Preferred stock, $.10 par value:
  authorized 3,000,000 shares, none issued                -           -
 Common stock, $.01 par value;
  authorized 300,000,000 shares, issued 38,447,000
  shares at June 30, 2004 and 23,286,000 shares
  at June 30, 2003                                         384         233
 Additional paid-in capital                            207,811      75,642
 Accumulated other comprehensive (loss) income             342        (376)
 Accumulated deficit                                   (22,540)    (27,596)
                                                     ---------   ---------
     Total stockholders' equity                        185,997      47,903
                                                     ---------   ---------
Commitments                                          $ 272,704   $  86,847
                                                     =========   =========
















































DELTA PETROLEUM CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          Years Ended June 30,
                                                      2004       2003       2002
                                                    --------   --------   --------
                                                         (In thousands, except
                                                            per share amounts)

Revenue:
 Oil and gas sales                                  $ 37,235   $ 22,576   $  8,013
 Realized gain (loss) on derivative instruments,
  net                                                   (859)    (1,858)        39
                                                    --------   --------   --------
     Total revenue                                    36,376     20,718      8,052

Operating expenses:
 Production costs                                      9,776      8,410      4,257
 Drilling and trucking operations                        232       -          -
 Exploration expense                                   2,406        140        155
 Depreciation and depletion                            9,914      4,999      3,326
 Dry hole costs                                        2,132        537        396
 Abandoned and impaired oil and gas properties          -          -         1,480
 Professional fees                                     1,174        842      1,322
 General and administrative (includes stock
  compensation of $329,000, $123,000 and
  $143,000 for the years ended June 30, 2004, 2003
  and 2002 respectively)                               6,875      4,295      2,060
                                                    --------   --------   --------
     Total operating expenses                         32,509     19,223     12,996

Income (loss) from continuing operations               3,867      1,495     (4,944)

Other income and (expense):
 Other income                                            122         31        113
 Minority interest                                        70       -          -
 Interest and financing costs                         (1,762)    (1,767)    (1,325)
                                                    --------   --------   --------
     Total other expense                              (1,570)    (1,736)    (1,212)
                                                    --------   --------   --------
Income (loss) before discontinued operations and
 cumulative effect of change in accounting
 principle                                          $  2,297   $   (241)  $ (6,156)


Discontinued operations:
 Income (loss) from operations of properties sold,
   net                                                   872      1,241         (9)
 Gain (loss) on sale of properties                     1,887        277        (88)
                                                    --------   --------   --------
Income (loss) before cumulative effect of change
 in accounting principle                               5,056      1,277     (6,253)
Cumulative effect of change in accounting principle     -           (20)      -
                                                    --------   --------   --------
     Net income (loss)                              $  5,056   $  1,257   $ (6,253)
                                                    ========   ========   ========

Basic income (loss) per common share:
 Income (loss) before discontinued operations and
  cumulative effect of change in accounting
  principle                                         $    .09   $   (.01)  $   (.49)
 Discontinued operations                                 .10        .06       *
                                                    --------   --------   --------
 Income (loss) before cumulative effect of change
  in accounting principle                                .19        .05       (.49)
 Cumulative effect of change in accounting principle    -          *          -
                                                    --------   --------   --------
Net income (loss)                                   $    .19   $    .05   $   (.49)
                                                    ========   ========   ========

Diluted income (loss) per common share:
 Income (loss) before discontinued operations and
  cumulative effect of change in accounting
  principle                                         $    .08   $   (.01)  $   (.49)
 Discontinued operations                                 .09        .06       *
                                                    --------   --------   --------
 Income (loss) before cumulative effect of
  change in accounting principle                         .17        .05       (.49)
 Cumulative effect of change in accounting principle    -          *          -
                                                    --------   --------   --------
 Net income (loss)                                  $    .17   $    .05   $   (.49)
                                                    ========   ========   ========

*   Less than $.01 per common share






                         Delta Petroleum Corporation
             Unaudited Reconciliation of Net Cash Provided by
                     Operating Activities to "EBITDAX"

                                                    Years Ended June 30,
                                                2004      2003       2002
                                              -------    -------    -------
                                                      (In thousands)
EBITDAX
Net cash provided by operating activities     $ 9,623    $ 7,999    $(1,870)
Adjustments:

 Changes in other assets and liabilities        4,371       (629)     1,305

 Gain on sale of properties                     1,887        277        (88)

 Stock option expense                            (329)      (124)      (143)

 Interest net of financing amortization         1,438      1,311        743

 Exploration expense                            2,406        140        155

 Dry hole costs                                 2,132        537        396

 Other non-cash items                              70        (20)       (48)
                                              -------    -------    -------
EBITDAX                                       $21,598    $ 9,491    $   450
                                              =======    =======    =======

Note: "EBITDAX" is a non-GAAP financial measure equal to net cash provided by operating activities, the most directly comparable GAAP financial measure, adjusted for changes in other assets and liabilities, gain on sale of properties, stock option expense, interest net of financing amortization, exploration costs and cumulative effect of change in accounting principle. This reconciliation is provided in accordance with applicable rules adopted by the Securities and Exchange Commission. "EBITDAX" is not a measure of performance under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitute for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States for purposes of analyzing our profitability or liquidity. In addition, not all funds depicted by "EBITDAX" are available for management's discretionary use but are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments as described in more detail in the Company's Form 10-K for the year ended June 30, 2004 as filed with the Securities and Exchange Commission. "EBITDAX" as calculated above may not be comparable to similarly titled measures reported by other companies.